SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                               (Amendment No.)


Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]
Check the appropriate box:
   [ ]   Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [X]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           UNION BANKSHARES, INC.
---------------------------------------------------------------------------
             (Name of Registrant as Specified in Its Charter)


---------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


   Payment of Filing Fee (Check the appropriate box):
   [x]   No fee required
   [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         (1) Title of each class of securities to which transaction applies:

               ------------------------------------------------------------
         (2)   Aggregate number of securities to which transaction applies:

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         (3)   Per unit price or other underlying value of transaction
               computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4)   Proposed maximum aggregate value of transaction:

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         (5)   Total fee paid:

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   [ ]   Fee paid previously with preliminary materials.
   [ ]   Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)   Amount previously paid:

               ------------------------------------------------------------
         (2)   Form, Schedule or Registration Statement No.:

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         (3)   Filing party:

               ------------------------------------------------------------
         (4)   Date Filed:

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


                           Union Bankshares, Inc.
                            20 Lower Main Street
                                 PO Box 667
                            Morrisville, VT 05661
                                802-888-6600



                                                             April 19, 2004

Dear Shareholder,

The 113th Annual Meeting of the Shareholders of Union Bankshares, Inc. will be held May 19th at 3:00 p.m. at the offices of Union Bank, located at 20 Lower Main Street, Morrisville, Vermont. You are cordially invited to attend.

Enclosed with this mailing is a Notice of Annual Meeting, a Proxy Statement and a Proxy Card for voting your shares.

Also enclosed is a copy of the Annual Report of Union Bankshares, Inc. and its wholly-owned subsidiary, Union Bank, for the year ended December 31, 2003. The report includes a letter to shareholders, audited consolidated financial statements, summary of financial highlights, management's discussion and analysis of financial results, and other information about the Company.

Your attendance and vote at the annual meeting are important. We hope you will join us immediately following the meeting for light refreshments and an informal gathering of shareholders, directors and bank officers.

Sincerely,

/s/ Kenneth D. Gibbons

Kenneth D. Gibbons
President and CEO

                           Union Bankshares, Inc.


                                  NOTICE OF
                     2004 ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON WEDNESDAY, MAY 19, 2004

To the Shareholders of
Union Bankshares, Inc.:

The Annual Meeting of Shareholders of Union Bankshares, Inc. will be held at 3:00 p.m., local time, on Wednesday, May 19, 2004, at the banking offices of Union Bank, 20 Lower Main Street, Morrisville, Vermont, for the following purposes:

      1. To fix the number of directors at eight for the ensuing year and to elect eight directors (or such lesser number as circumstances may warrant), all of whom will serve for one-year terms and until their successors are elected and qualified; and

      2. To consider and act upon any other business which may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 1, 2004 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                                       By Order of the Board of Directors,

                                       /s/ Robert P. Rollins

                                       Robert P. Rollins
                                       Secretary

Morrisville, Vermont
April 19, 2004

                           YOUR VOTE IS IMPORTANT

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE
PROVIDED, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON. SHOULD YOU ATTEND THE MEETING YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON IF YOU SO DESIRE.

                              TABLE OF CONTENTS

PROXY STATEMENT                                                           1
GENERAL INFORMATION                                                       1
  The Meeting                                                             1
  Solicitation of Proxies                                                 1
  Proxy Cards                                                             1
  Quorum and Broker Non-Votes                                             1
  Votes Required                                                          2
  Record Date and Shares Outstanding                                      2
SHARE OWNERSHIP INFORMATION                                               2
  Share Ownership of Management and Principal Holders                     2
  Section 16(a) Beneficial Ownership Reporting Compliance                 4
PROPOSAL 1: TO ELECT DIRECTORS                                            4
  Directors' Compensation                                                 5
  Attendance at Directors Meetings                                        6
  Director Independence                                                   6
  Board Committees and Corporate Governance                               6
    Audit Committee                                                       6
    Compensation Committee                                                7
    Nominating Functions                                                  7
    Shareholder Recommendations for Board Nominations                     7
  Code of Ethics                                                          8
  Attendance at Annual Meeting of Shareholders                            8
  Communicating with the Board                                            8
  Transactions with Management and Directors                              9
  Compensation Committee Interlocks and Insider Participation             9
  Vote Required                                                           9
AUDIT COMMITTEE REPORT                                                    9
COMPENSATION COMMITTEE REPORT                                            11
STOCK PERFORMANCE GRAPH                                                  13
EXECUTIVE OFFICERS                                                       14
EXECUTIVE COMPENSATION                                                   15
  Summary Compensation Table                                             15
  Benefit Plans                                                          16
    Union Bankshares, Inc. Incentive Stock Option Plan                   16
    Union Bankshares, Inc. Deferred Compensation Plan                    17
    Union Bank Defined Benefit Pension Plan                              18
    Union Bank 401(k) and Profit Sharing Plan                            18
    Union Bank Discretionary Bonus Payments                              19
    Other Employee Benefit Plans                                         19
INDEPENDENT AUDITORS                                                     19
  Audit Fees                                                             20
  Audit Committee Pre-Approval Guidelines                                20
SHAREHOLDER PROPOSALS                                                    21
OTHER MATTERS                                                            21
AUDIT COMMITTEE CHARTER                                                 A-1
GUIDELINES OF THE AUDIT COMMITTEE FOR PRE-APPROVAL OF
 AUDIT RELATED SERVICES AND NON-AUDIT SERVICES                          B-1

                           UNION BANKSHARES, INC.
                            20 Lower Main Street
                            Morrisville, VT 05661

                               PROXY STATEMENT

                       Annual Meeting of Shareholders

                                May 19, 2004

                             GENERAL INFORMATION

The Meeting

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Union Bankshares, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on Wednesday, May 19, 2004, at 3:00 p.m., local time, at the banking offices of the Company's wholly-owned subsidiary, Union Bank, 20 Lower Main Street, Morrisville, Vermont, and at any adjournment of the meeting. This proxy statement and form of proxy were first sent to shareholders on or about April 19, 2004. A copy of the Company's Annual Report to Shareholders containing its audited consolidated financial statements for 2003 accompanies this proxy statement.

Solicitation of Proxies

This solicitation of proxies by mail may be followed by solicitation either in person, or by letter or telephone, by officers or employees of the Company or its wholly-owned banking subsidiary, Union Bank. The Company will request brokers, banks and other similar agents or fiduciaries to forward proxy materials to beneficial owners of stock and, if requested, will reimburse them for their costs. All expenses of this solicitation will be paid by the Company.

Proxy Cards

Proxy cards duly executed and returned by a shareholder will be voted as directed on the card. If a duly executed proxy is returned but no choice is specified, the proxy will be voted FOR setting the number of directors for the ensuing year at eight (or such lesser number as circumstances may warrant) and election of the nominees named on the proxy card. If other matters are voted upon, the persons named in the proxy card will vote in accordance with the recommendations of the Company's management pursuant to the discretionary authority conferred in the proxy.

A shareholder may revoke a proxy by written notice to the Secretary of the Company at any time before the proxy is voted.

Quorum and Broker Non-Votes

In order to constitute a quorum for the transaction of business, shares of common stock representing a majority of the total voting power must be present in person or represented by proxy at the annual meeting. Shares present in person but not voting and shares for which the Company has received proxies but with respect to which the holders have withheld voting authority or abstained from voting will be counted as present for purposes of determining the presence or absence of a quorum. Shares represented by proxies returned by a broker holding such shares in nominee or "street" name will be counted for purposes of determining whether a quorum exists, even if the shares are not voted for any reason, including where discretionary voting by the broker is not allowed under applicable securities industry rules ("broker non-votes").

Votes Required

Directors will be elected by a plurality of the votes cast. A plurality means that the number of persons with the highest "FOR" vote totals for the number of vacancies being filled will be elected as directors. Withheld votes, abstentions and broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the election of directors, assuming there are no other nominees standing for election.

Approval of any other matter would require that more votes are cast in favor, than are cast against the matter. Abstentions from voting and broker non-votes, if any, are not treated as votes cast and, therefore, would have no effect on the vote results on any such other matter. As of the date of this proxy statement, the Board is not aware of any other matters to be presented for vote at the annual meeting.

Record Date and Shares Outstanding

The Board of Directors has fixed the close of business on April 1, 2004 as the record date for determining shareholders entitled to notice of, and to vote at, the annual meeting. On that date the Company had 4,550,313 shares of common stock, $2 par value per share, outstanding. Each outstanding share is entitled to one vote on all matters considered for action by the shareholders. The Company has no other authorized class of stock.

                         SHARE OWNERSHIP INFORMATION

Share Ownership of Management and Principal Holders

The following table shows the number and percentage of outstanding shares of the Company's common stock owned beneficially as of March 17, 2004 by:

      *  each incumbent director and nominee for director of the Company;

      * each executive officer of the Company named in the summary compensation table included elsewhere in this proxy statement;

      *  all of the Company's directors and executive officers as a group;
         and

      * each person (including any "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934), known to the management of the Company to own beneficially more than 5% of the Company's outstanding common stock.

Except as otherwise indicated in the footnotes to the table, the named individuals possess sole voting and investment power over the shares listed.


                                                              Shares
                                                           Beneficially      Percent
Shareholder or Group                                           Owned         of Class
-------------------------------------------------------------------------------------

Directors and/or Executive Officers:
Cynthia D. Borck                                             5,530 (1)          .12
William T. Costa, Jr.                                       25,942 (2)          .57
Kenneth D. Gibbons                                          57,044 (3)         1.25
Franklin G. Hovey, II                                      603,928 (4)(9)     13.27
Richard C. Marron                                            2,865 (5)          .06
Marsha A. Mongeon                                              798              .02
Robert P. Rollins                                            5,133              .11
Richard C. Sargent                                         596,443 (6)        13.11
W. Arlen Smith                                             199,944 (7)         4.39
John H. Steel                                                4,500 (8)          .10

All Directors and Executive Officers as a Group (10):    1,502,127            33.01

Other 5% or more Shareholders:
Genevieve L. Hovey Trust                                   422,908 (9)         9.29
Susan Hovey Mercia                                         603,713 (9)(10)    13.27
Walter M. Sargent Revocable Trust                          381,336 (11)        8.38

--------------------
<F1>  Ms. Borck has shared voting and investment power over 4,280 of the shares listed. Includes 1,000 shares Ms. Borck has the right to acquire under presently exercisable incentive stock options.
<F2>  Mr. Costa has shared voting and investment power over all shares listed.
<F3>  Mr. Gibbons has shared voting and investment power over 22,074 of the shares listed. Includes 9,000 shares Mr. Gibbons has the right to acquire under presently exercisable incentive stock options.
<F4>  Mr. Hovey has shared voting and investment power over 596,534 of the shares listed, including the 422,908 shares held in the Genevieve L. Hovey Trust.
<F5>  Mr. Marron has shared voting and investment power over all but 165 of the shares listed.
<F6>  Mr. Richard Sargent has shared voting power over 596,428 of the shares listed. The total includes 162,000 shares held by the Copley Fund, a charitable trust of which Mr. Sargent serves as co-trustee. Mr. Sargent does not have any beneficial interest in the trust and disclaims beneficial ownership of all 162,000 shares held by the trust. The total also includes 381,336 shares held by the Walter M. Sargent Revocable Trust, of which Mr. Sargent and members of his family are beneficiaries and of which he is a co-trustee.
<F7>  Mr. Smith has shared voting and investment power over 34,545 of the shares listed.
<F8>  Mr. Steel's total includes 1,500 shares held as custodian for his minor children under the Uniform Transfers to Minors Act.
<F9>  Mr. Hovey and his sister, Susan Hovey Mercia, are co-trustees and beneficiaries of the Genevieve L. Hovey Trust. All of the shares held by the trust are included in the share totals in this table for both Mr. Hovey and Ms. Mercia. Each of them disclaims beneficial interest in one-half of such shares, in which the other has a pecuniary interest.
<F10> Mrs. Mercia has shared voting and investment power over 596,533 of the shares listed, including the 422,908 shares held in the Genevieve
      L. Hovey Trust.
<F11> All 381,336 shares are included in the share total disclosed elsewhere in this table as beneficially owned by Richard C. Sargent, who is a co-trustee of the Trust and of which he and members of his family are beneficiaries.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and ten percent or more shareholders to file with the Securities and Exchange Commission ("SEC") reports of their ownership and changes in ownership of the Company's equity securities and to furnish the Company with copies of all such reports. Based solely on its review of copies of Section 16 reports received by it, or on written representations from certain reporting persons that no filings were required for them, the Company believes that during 2003 all Section 16(a) filing requirements applicable to its officers, directors and ten percent or more shareholders were complied with, except with regard to the following two late filed reports: On August 1, 2003, Mr. Gibbons exercised incentive stock options relating to 3,000 shares of the Company's common stock, and Ms. Borck exercised incentive stock options relating to 450 shares. Form 4 reports relating to these option exercises (due August 6, 2003) were filed with the SEC on August 15, 2003.

                       PROPOSAL 1: TO ELECT DIRECTORS

The Company's Amended and Restated Articles of Incorporation and By-laws provide for a Board of at least three directors, with the exact number to be fixed by the shareholders at each annual meeting. The Board of Directors currently consists of nine individuals. Long-serving director and former Chairman, President and CEO W. Arlen Smith has reached the mandatory retirement age (72) under the Company's bylaws and therefore will retire from the Boards of the Company and Union Bank as of the 2004 annual meeting. Accordingly, this year the Board has recommended that the shareholders fix the number of directors for the ensuing year at eight, or such lesser number as circumstances require should any of the nominees be unable to serve. Each of the incumbent directors, other than Mr. Smith, will stand for election to a one-year term.

The table below contains certain biographical information about each incumbent director who is standing for re-election.


                             Served as
                             Director
Name and Age                 Since (1)    Principal Occupation for Past Five Years
-----------------------------------------------------------------------------------

Cynthia D. Borck, 53           1995       Vice President-Union Bankshares, Inc. and
                                          Executive Vice President -Union Bank
                                          Morrisville, VT

William T. Costa, Jr., 71      1999       President, Costa Realty, Inc.
                                          St. Johnsbury, VT
                                          (commercial properties)

Kenneth D. Gibbons, 57         1989       President and Chief Executive Officer-
                                          Union Bankshares, Inc. and Union Bank
                                          Morrisville, VT

Franklin G. Hovey, II, 54      1999       President, Hovey Enterprises, Inc.
                                          St. Johnsbury, VT
                                          (real estate)

Richard C. Marron, 66          1998       Owner, Town and Country Motor Lodge
                                          Stowe, VT

Robert P. Rollins, 65          1983       Insurance Agent
                                          Morrisville, VT

Richard C. Sargent, 65         1982       Attorney at Law
                                          Richard Sargent Law Office
                                          Morrisville, VT

John H. Steel, 54              2002       Owner, President and Treasurer,
                                          Steel Construction, Inc.
                                          Stowe, VT

--------------------
<F1>  Does not include prior service with Union Bank and/or Citizens
      Savings Bank and Trust Company (merged into Union Bank in May, 2003). Each director is also a director of Union Bank.

Directors' Compensation

Directors of the Company, including Mr. Gibbons and Ms. Borck, who are employees of Union Bank, receive an annual retainer of $6,432 for service on the Company's Board of Directors, but do not receive any per meeting fees. Each non-employee Director of the Company also receives fees for his service as a director of Union Bank, as described below.

Non-employee directors of Union Bank receive an annual retainer of $4,962 and a per meeting fee of $491, but do not receive any additional fees for attendance at committee meetings. During 2003, Mr.

Gibbons and Ms. Borck were not separately compensated for their service as directors of Union Bank. However, both of them did receive fees for serving as directors of the Company's former subsidiary, Citizens Savings Bank and Trust Company ("Citizens") prior to its merger with Union Bank in May, 2003. All director fees paid to Mr. Gibbons and Ms. Borck are disclosed in the summary compensation table and footnotes set forth elsewhere in this proxy statement under the caption "EXECUTIVE COMPENSATION - Summary Compensation Table."

The independent directors who serve on the Compensation and Audit
Committees of the Company are paid annual retainers for their service on the respective committees. Committee members are paid $1,000 annually while the Chairs are paid $1,500 annually.

Certain Directors of the Company participate in the Union Bankshares, Inc. Deferred Compensation Plan, described below under the caption "EXECUTIVE COMPENSATION- Union Bankshares, Inc. Deferred Compensation Plan."

Attendance at Directors Meetings

During 2003, the Company's Board of Directors held 6 regular meetings and no special meetings. All incumbent directors attended at least 83% of the aggregate of all such meetings and meetings of Board committees of which they were members. In addition to serving on the Company's Board, all of the Company's directors also serve on the Board of Directors of Union Bank, which meets at least twice monthly, and on various committees of the Bank's Board.

Director Independence

The Board of Directors has determined that each of the directors, except Mr. Gibbons and Ms. Borck, who are executive officers of the Company and Union Bank, are independent within the meaning of American Stock Exchange
(AMEX) rules for listed companies. Under these rules, a director is generally not considered to be independent if he or she has a material relationship with the listed company (including an employment relationship) that would interfere with the exercise of independent judgment.

Board Committees and Corporate Governance

As further described below, the Company's Board of Directors maintains two standing committees, the Audit Committee and the Compensation Committee, and all independent directors on the Board serve the function of a nominating committee.

Audit Committee. The Audit Committee comprises directors Robert Rollins (Chair), Franklin Hovey and Richard Marron. AMEX rules for listed companies and applicable securities laws require that the Company have an Audit Committee consisting of at least three directors, each of whom is independent. AMEX rules also require that all members of a listed company's audit committee be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement, and require that at least one member of the committee qualify as "financially sophisticated," based on past employment experience in finance or accounting, professional accounting certification or other comparable experience or background. The Board of Directors, in its discretion, and based on all of the information available to it, has determined that each of the members of the Audit Committee is independent under applicable legal standards and that Mr. Marron is "financially sophisticated" within the meaning of the AMEX rules and is an audit committee financial expert within the meaning of applicable SEC rules.

The Audit Committee is responsible for selecting the independent auditors and determining the terms of their engagement, for reviewing the reports of the Company's internal and external auditors, for monitoring the Company's adherence to accounting principles generally accepted in the United States of America and for overseeing the quality and integrity of the accounting, auditing and financial report-ing practices of the Company and its system of internal controls. In addition, the Audit Committee has established procedures for the confidential reporting of complaints (including procedures for anonymous complaints by employees) on matters of accounting, auditing or internal controls. A copy of the Audit Committee's charter, as revised in 2003, is attached to this proxy statement as Appendix A.

During 2003, the Company's Audit Committee met 9 times. A report of the Audit Committee on its 2003 activities is included elsewhere in this proxy statement under the caption "AUDIT COMMITTEE REPORT."

Compensation Committee. The Compensation Committee comprises directors Richard Sargent (Chair), William Costa and Robert Rollins. Each of such directors is independent under applicable AMEX rules for listed companies. The Compensation Committee evaluates, reviews and makes decisions or recommendations on executive salary levels, bonuses, stock option awards and benefit plans.

During 2003, the Compensation Committee met four times. A report of the Compensation Committee is set forth elsewhere in this proxy statement under the caption "COMPENSATION COMMITTEE REPORT."

Nominating Functions. In lieu of a separate committee, the functions of a nominating committee are performed by the Company's independent directors (all directors other than Mr. Gibbons and Ms. Borck, who are executive officers of the Company and Union Bank). The Board has elected not to establish a separate nominating committee at this time in order to obtain the widest possible input on the nominations process from the independent, non-management directors. In the discharge of their duties in connection with director nominations, the independent directors this year have nominated each of the incumbent directors to stand for re-election to a one-year term, other than Mr. Smith who is retiring from the Board at the annual meeting.

The independent directors have adopted a resolution addressing the process for director nominations, including recommendations by shareholders and minimum qualifications for director nominees. In accordance with these criteria, directors and director candidates should possess the following attributes:

      *  Strong personal integrity;
      * Previous leadership experience in business or administrative activities;
      * Ability and willingness to contribute to board activities, committees, and meetings;
      *  Willingness to apply sound and independent business judgment;
      *  Loyalty to the company and concern for its success;
      * Awareness of a director's role in the company's corporate citizenship and image;
      *  Willingness to assume broad, fiduciary responsibility;
      *  Familiarity with the company's service area; and
      * Qualification as an independent director under applicable AMEX rules for listed companies.

Shareholder Recommendations for Board Nominations. Shareholders of record wishing to offer recommendations to the independent directors of individuals for consideration as possible director nominees should submit the following information, in writing, at least ninety days before the annual meeting of shareholders: the name, address and share ownership of the shareholder making the recommendation; the proposed nominee's name, address, biographical information and number of shares beneficially owned (if available); and any other information that the recommending shareholder believes may be pertinent to assist in evaluating the nominee. The information should be delivered in person to the Assistant Corporate Secretary, JoAnn Tallman, at the main office of Union Bank, 20 Lower Main Street, Morrisville, Vermont, or mailed to:
Chairman, Union Bankshares, Inc., P.O. Box 1346, Morrisville, VT 05661. The independent directors will use the same criteria to evaluate an individual recommended by a shareholder as they do other potential nominees. The recommending shareholder will be notified of the action taken on his or her recommendation.

Any beneficial owner of shares who is not a shareholder of record who wishes to recommend a person for consideration as a board nominee must make appropriate arrangements with such owner's (record) nominee holder to submit the recommendation through such nominee.

During the course of evaluating a potential nominee, the independent directors may contact him or her for additional background and other information as they deem advisable, and may choose to interview the potential nominee in an effort to determine his or her ability to serve, as well as their understanding of director responsibilities. The independent directors will then determine if they will recommend the nominee to the shareholders. No person will be nominated unless he or she consents in writing to the nomination and to being named in the Company's proxy statement and agrees to serve, if elected.

Code of Ethics

The Board expects all directors, as well as officers and employees, to maintain the highest standards of professionalism and business ethics. All directors, officers and employees are required to adhere to the Company's Code of Ethics, which is contained in the Union Bank Employee Handbook. President and CEO Kenneth Gibbons and Vice President, Treasurer and Chief Financial Officer Marsha Mongeon are also subject to a Code of Ethics for Senior Financial Officers and the Chief Executive Officer, a copy of which is filed with the SEC as an exhibit to the Company's 2003 Annual Report on Form 10-K. The Company's annual report on Form 10-K is available on the SEC's website at www.sec.gov.

Attendance at Annual Meeting of Shareholders

The Board of Directors has adopted a policy stating that incumbent directors and nominees are expected to attend the Annual Meeting of Shareholders, absent exigent circumstances, such as illness, family emergencies and unavoidable business travel. Last year, all nine incumbent directors/nominees attended the annual meeting.

Communicating with the Board

Shareholders who wish to do so may communicate in writing with the Board of Directors, its committees, or individual directors regarding matters relating to the Company's business operations, financial condition or corporate governance. Any such communication should be addressed to the Board of Directors, or Board committee or individual director, as applicable, c/o Union Bankshares, Inc., P.O. Box 1346, Morrisville, VT 05661. The correspondence will be forwarded to the addressee for review and response, as appropriate in the circumstances.

Transactions with Management and Directors

Some of the incumbent directors and executive officers of the Company, and some of the corporations and firms with which these individuals are associated, are customers of Union Bank in the ordinary course of business, or have loans outstanding from such bank, and it is anticipated that they will continue to do business with Union Bank in the future. All loans to such persons or entities were made in the ordinary course of business, do not involve more than normal risk of collectibility or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions by Union Bank with unaffiliated persons, although directors were generally allowed the lowest interest rate given to others on comparable loans.

Union Bank leases its Green Mountain Mall branch facility from a real estate corporation of which director William T. Costa, Jr. is a principal. The lease provides for minimum annual rentals of $28,000 and expires on June 30, 2005.

Compensation Committee Interlocks and Insider Participation

The Company is not aware of the existence of any interlocking relationships between the senior management of the Company and that of any other company.

Vote Required

Unless authority is withheld, proxies solicited hereby will be voted to fix the number of directors at eight and in favor of each of the eight nominees listed above to serve a one-year term expiring at the 2005 annual meeting of shareholders, or until their successors are elected and qualify. If for any reason not now known by the Company any of such nominees should not be able to serve, proxies will be voted for a substitute nominee or nominees designated by the Board of Directors, or will be voted to fix the number of directors at fewer than eight and for fewer than eight nominees, as the Board may deem advisable in its discretion.

Election of directors is by a plurality of the votes cast.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

                           AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of Union Bankshares, Inc. (the "Company") operates under a written charter adopted by the Board, which is attached as Appendix A to this proxy statement. The charter was revised in 2003 to reflect new legal requirements for audit committees of public companies under the Sarbanes-Oxley Act of 2002 and related rulemaking by the American Stock Exchange (AMEX) and by the Securities and Exchange Commission (SEC). In accordance with its charter, the Audit Committee assists the Board of Directors in fulfilling its responsibilities for overseeing the quality and integrity of the accounting, auditing and financial reporting practices of the Company and its systems of internal controls.

The Audit Committee consists of Mr. Rollins (Chair), Mr. Marron and Mr. Hovey. The Board of Directors has determined that Mr. Marron is an audit committee financial expert as defined by the SEC and that all members of the Audit Committee are independent within the meaning of AMEX listing standards and SEC regulations.

The Committee is aware of the growing importance of their role in the oversight of the financial reporting obligations of the Company in this heightened regulatory environment. As such, the Committee has discussed the requirements of the Sarbanes-Oxley Act of 2002 as they relate to the Committee's increased responsibilities and has monitored management's compliance.

Management is responsible for the Company's internal controls and the financial reporting process, including preparing the Company's financial statements. The independent auditors are responsible for auditing those financial statements in accordance with generally accepted auditing standards. The Committee's responsibility is to monitor and oversee these processes. In that regard, the Audit Committee has discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits and has met with the internal and independent auditors, with and without management present, to discuss the results of their examinations and evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. In 2003, the Audit Committee met nine times.

The Audit Committee has reviewed and discussed the Company's December 31, 2003 audited financial statements with management and with the Company's independent auditors. Specifically, the Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61 "Communications with Audit Committees", as amended by SAS No. 90 (including significant accounting policies, alternative accounting treatments and estimates, judgments and uncertainties). The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent auditors their independence. The Committee has considered and determined that the performance of non-audit services for the Company by the Company's external auditors, Urbach Kahn & Werlin LLP ("UKW"), or Urbach Kahn & Werlin Advisors, Inc., is compatible with maintaining that firm's independence in connection with serving as the Company's independent public accounts. A description of the fees paid to the independent auditors in 2003 is included in the proxy statement under the caption "INDEPENDENT AUDITORS".

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the SEC.

The Committee has approved the selection of UKW as the Company's independent auditors for 2004.

Submitted by the Union Bankshares Audit Committee

      Robert P. Rollins (Chair)
      Franklin G. Hovey, II
      Richard C. Marron

                        COMPENSATION COMMITTEE REPORT

The Compensation Committee (the "Committee") of the Board of Directors of Union Bankshares, Inc. (the "Company") is made up of three non-employee directors, William Costa, Robert Rollins, and Richard Sargent (Chair). Each of the members of the Committee was determined by the Board to be independent within the meaning of applicable listing standards of the American Stock Exchange ("AMEX").

During 2003, the Company did not have any salaried employees at the holding company level, but the Company's executive officers received compensation in their capacity as employees of the Company's subsidiary, Union Bank. The Committee's recommendations on compensation of the executive officers were, therefore, implemented by the Board of Directors of Union Bank, rather than the Company. However, during 2003, the same individuals served as directors of the Company and Union Bank.

In addition to serving as President and CEO and a director of the Company and Union Bank throughout 2003, Mr. Gibbons served as Interim President of Citizens Savings Bank and Trust Company ("Citizens") between February 15, 2003 and May 16, 2003, when Citizens was merged into Union Bank. As in prior years, Mr. Gibbons also served as a director of Citizens in 2003, but upon becoming its Interim President, he became an employee-director and therefore no longer qualified for payment of Citizens director fees. Mr. Gibbons did not receive any additional compensation for services rendered in his capacity as Interim President of Citizens.

Salary and performance reviews for executive officers are normally done on an annual basis in January of each year. However, an additional mid-year adjustment was made during 2003 to the annual salary rate of President and CEO Gibbons and Vice President Cynthia Borck. In July, each received a lump sum payment ($4,665 for Mr. Gibbons and $1,116 for Ms. Borck), and their annual salary rates were increased prospectively by $11,755, to compensate for the reduction in the amount of their overall compensation resulting from the loss of fee income they had previously received as directors of Citizens.

The Committee and subsidiary bank Board attempt to structure compensation packages for the executive officers that will assist in attracting and retaining competent senior management and will provide appropriate rewards for both personal and bank performance. Short-term incentive programs and, at certain levels, stock-based, long-term compensation, are also utilized as a means to increase senior management's focus on future growth in corporate earnings and shareholder value.

In determining appropriate executive salary and benefit compensation levels, the Committee and Union Bank Board reviewed and compared the performance level of Union Bank in their peer groups utilizing data available from the FDIC, Alex Sheshunoff and Company, Bank Analysis Center, the accounting firm of Berry, Dunn, McNeil & Parker and other vendors. The Committee and Board also considered salary surveys prepared by other companies which specialize in compiling compensation and benefits packages for banks. In 2002, the committee hired Gallagher, Flynn & Company, PLC to examine the Company's overall compensation structure and to make recommendations to the Committee. In accordance with the recommendations of Gallagher, Flynn & Company, beginning in 2002 and continuing in 2003, the Committee has chosen to broaden somewhat the group of executive officers of the Company and/or Union Bank to whom incentive stock options are awarded. In 2003 the Committee granted incentive stock options to four executive officers of the Company and/or Union Bank (including the Company's three executive officers, Mr. Gibbons, Ms. Borck and Ms. Mongeon).

In January, 2003, President and CEO Gibbons met with the Board of Directors of Union Bank for his annual review and the Compensation Committee presented its recommendations to the full Board. At that time Mr. Gibbons' salary was increased from an annual rate of $167,648 to $174,348, representing an increase of approximately 4.0%. In July, Mr. Gibbons' salary was increased from an annual rate of $174,348 to $186,103, representing an increase of approximately 6.7% over his annual salary established in January 2003. As noted above, this 6.7% mid-year increase was granted to compensate Mr. Gibbons for the loss of directors fees from Citizens due to its merger into Union Bank. Additionally, in August Mr. Gibbons was awarded a discretionary cash bonus of 1% of the net income earned by Union Bank in the first six months of 2003 ($19,187). Consistent with the practice of Union Bank's Board in prior years, this discretionary 1% bonus was paid only to Mr. Gibbons in light of his unique role as President and CEO of the Company and Union Bank. Mr. Gibbons also participates in the Union Bank-wide discretionary cash bonus program in which all employees receive a percentage of their base salary as determined by Union Bank's Board of Directors. For 2003 this amounted to 3.5% of base salary paid in November to employees of Union Bank, including Mr. Gibbons and other senior executives. The Committee also awarded Mr. Gibbons an option under the Company's Incentive Stock Option Plan to purchase 2,000 shares of Company common stock at $25.30 a share, which was the per share market price of the Company's common stock on the date of the award (December 17, 2003). The award represented approximately 66.7% of the total 3,000 shares optioned under the Plan in 2003 to four executive officers of the Company and/or Union Bank.

In determining Mr. Gibbons' 2003 salary level, the Board of Directors of Union Bank and the Committee considered the Bank's financial performance for 2002. Return on average equity of 16.1%, return on average assets of 1.81% (89th percentile in national peer group), and an efficiency ratio of 56% were attained. The ratios were considered favorable levels considering the state of the economy and consistent with prior years. In evaluating Mr. Gibbons' overall compensation, the Committee and Union Bank Board also considered the fees he received for serving as director of the Company ($6,184) and as director of Citizens ($11,755, which ended on February 15, 2003 when Mr. Gibbons became interim President of Citizens until its merger with Union Bank) as well as the use of a bank-owned automobile.

Consistent with the approach taken in compensating Mr. Gibbons, it has been the policy of the Compensation Committee to establish salary and benefit levels for other executive officers, including Ms. Borck and Ms. Marsha Mongeon, Treasurer and Chief Financial Officer, in a manner designed to reflect the executive's individual performance and contributions to the overall profitability of the Company. The Committee intends to continue that general approach. The Committee also intends to provide appropriate incentives for executives to contribute to achieving both the Company's short-term and long-term objectives, by structuring executive compensation to include an appropriate combination of short-term cash incentives and long-term stock-based (incentive stock option) compensation.

Submitted by Union Bankshares, Inc. Compensation Committee

      William T. Costa, Jr.
      Robert P. Rollins
      Richard C. Sargent (Chair)

Pursuant to the rules and regulations of the SEC, neither the foregoing Audit Committee Report, the Compensation Committee Report nor the Stock Performance Graph below shall be deemed to be filed with the Commission for purposes of the Securities Exchange Act of 1934, nor shall any such material be deemed to be incorporated by reference in any past or future filing by the Company under the Securities Exchange Act of 1934 or the Securities Act of 1933, as amended.

                           STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total return (stock price appreciation plus reinvested dividends) on Union Bankshares, Inc.'s common stock since July 13, 2000 (the date upon which the Company's common stock became listed on AMEX) with (i) the cumulative total return on the stocks included in the NASDAQ Composite Index and (ii) the cumulative return on the stocks included in the SNL Financial (SNL) $250M-$500M Bank Asset-Size Index for the same time period. Earlier information is not presented, as there was not an organized trading market for the Company's common stock prior to July 13, 2000. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid (quarterly) during the applicable years.

                           Union Bankshares, Inc.


                                                   Period Ending
                              --------------------------------------------------------
Index                         07/13/00    12/31/00    12/31/01    12/31/02    12/31/03
--------------------------------------------------------------------------------------

Union Bankshares, Inc.         100.00      112.98      161.39      180.52      300.89
NASDAQ-Total US                100.00       58.56       46.45       32.11       48.37
SNL $250M-$500M Bank Index     100.00      104.43      148.37      191.32      276.43

Source: SNL Financial LC, Charlottesville, VA

                             EXECUTIVE OFFICERS

The following table sets forth certain information regarding the executive officers of the Company.


                          Position(s) with the Company and Subsidiaries
Name and Age              and Occupation for the Past Five Years (1)
--------------------------------------------------------------------------------------

Kenneth D. Gibbons, 57    President, Chief Executive Officer and Director,
                          Union Bankshares, Inc. and Union Bank
                          Morrisville, VT

Cynthia D. Borck, 53      Vice President and Director, Union Bankshares, Inc. and
                          Executive Vice President and Director, Union Bank
                          Morrisville, VT

Marsha A. Mongeon, 48     Vice President, Treasurer and Chief Financial Officer, Union
                          Bankshares, Inc. and Senior Vice President and Treasurer,
                          Union Bank
                          Morrisville, VT

--------------------
<F1>  The named officers also held the following positions with Citizens, prior to its merger with Union Bank in May, 2003: Mr. Gibbons, Director (1999-2003) and Interim President (February-May, 2003); Ms. Borck, Director (1999-2003); and Ms. Mongeon, Assistant Treasurer (2002-2003).

                           EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows annual compensation for services rendered in all capacities to the Company and its subsidiaries during each of the preceding three years, paid to each executive officer of the Company whose total salary and bonus in 2003 exceeded $100,000:

                         Summary Compensation Table


                                                                   Long Term
                                                                  Compensation
                                   Annual Compensation       ---------------------
Name and                       ---------------------------   Securities Underlying         All Other
Principal Position             Year     Salary      Bonus       Options/SARs (1)      Compensation (2)(3)
---------------------------------------------------------------------------------------------------------

Kenneth D. Gibbons             2003    $184,633    $25,550        2,000 shs.                $14,072
President, Chief Executive     2002     167,004     22,923        3,000 shs.                 22,949
Officer and Director of the    2001     162,650     24,374        3,000 shs.                 18,706
Company and Union Bank

Cynthia D. Borck               2003    $ 99,268    $ 6,392          500 shs.                $14,470
Vice President and Director    2002      88,579      2,678          750 shs.                 20,681
of the Company and             2001      84,602      2,494          750 shs.                 16,070
Executive Vice President
and Director of Union Bank

Marsha A. Mongeon              2003    $ 98,904    $ 6,399          250 shs.                $ 3,123
Vice President, Treasurer      2002      94,837      2,777          375 shs.                  2,893
and Chief Financial Officer    2001      89,380      2,658            0 shs.                  2,737
of the Company and Senior
Vice President and
Treasurer of Union Bank

--------------------
<F1>  All options shown in the table were granted under the Company's 1998
      Incentive Stock Option Plan and (i) are subject to a one-year holding period from the date of grant before they become exercisable; (ii) expire five years from the date of grant; and (iii) were issued at an exercise price equal to the fair market value of the Company's stock on the date of grant. Grant date fair market value for options shown in the table represents the closing price for the Company's common stock as reported on AMEX on the date of the option grant (or, if there were no trades on such date, on the next preceding date on which a trade occurred). The information on stock option grants shown in the table for 2002 and 2001 has been retroactively adjusted to reflect the 3-for-2 stock split effective in August, 2003.
<F2>  Includes matching employer contributions under Union Bank's 401(k)
      plan, as follows: Mr. Gibbons, 2003-$6,170; 2002-$5,010; and 2001-
      $5,260; and Ms. Borck, 2003-$3,140; 2002-$2,742; and 2001-$2,624. All
      of the amounts disclosed in the table under "All Other Compensation" for Ms. Mongeon consist solely of matching employer contributions under the Union Bank 401(k) plan.
<F3>  Mr. Gibbons' and Ms. Borck's totals include directors fees, as follows: Union Bankshares - for each of Mr. Gibbons and Ms. Borck, 2003-$6,432; 2002-$6,184; and 2001-$5,946. Citizens - Mr. Gibbons,
      2003-$1,470; 2002-$11,755; and 2001-$7,500. Ms. Borck, 2003-$4,898;
      2002-$11,755; and 2001-$7,500. Mr. Gibbons also has use of a bank-owned automobile, which is not reflected in the table.

Neither the Company nor Union Bank has any employment or change in control agreement with any of the three executive officers named above or any other senior executive or key employee.

Benefit Plans

Union Bankshares, Inc. Incentive Stock Option Plan. The Company's 1998 Incentive Stock Option Plan, adopted by the Board and approved by the shareholders, is designed to link senior management compensation more closely to corporate performance and to increases in shareholder value, and to assist the Company in attracting, retaining and motivating executive management. The plan is administered by the Compensation Committee, which consists of three independent, non-employee directors. Eligibility for awards is limited to those senior officers and other key employees of the Company or its subsidiary who are in a position to contribute significantly to the Company's profitability and who are recommended to the Board of Directors by the Compensation Committee.

Awards under the plan consist of options to purchase shares of the Company's common stock at a fixed price, at least equal to 100% of the fair market value of the shares on the day the option is granted. The options may be exercised for a fixed period of time established by the Board at the time of the grant, but no longer than ten years from the date of option grant. The optionholder may pay for the option shares with either cash or other shares of the Company's common stock (valued at their fair market value), including shares withheld upon exercise of the option.

Options granted under the plan contain various provisions and limitations intended to qualify them as incentive stock options under federal income tax laws. Generally, the optionholder will not recognize gain at the time the option is granted or exercised, but only upon later sale of the shares received upon exercise. The total number of shares of the Company's common stock that could be awarded under the plan is 75,000, subject to standard adjustments in the case of stock dividends, stock splits, recapitalization and similar changes in the Company's capitalization. To date, options for the purchase of 23,050 shares (including options for 3,250 shares granted in January, 2004) have been granted under the plan, leaving 51,950 shares available for future option grants.

The following table shows information about incentive stock options granted under the plan during 2003 to the three executive officers named in the summary compensation table:

                    Option/SAR Grants in Last Fiscal Year


                                                                                     Potential Realizable
                                                                                       Value at Assumed
                                                                                       Annual Rates of
                        Number of      % of Total                                        Stock Price
                       Securities     Options/SARs                                     Appreciation for
                       Underlying      Granted to       Per Share                      Option Term (3)
                      Options/SARs    Employees in     Exercise or      Expiration   --------------------
       Name            Granted (#)     Fiscal Year    Base Price (1)     Date (2)       5%        10%
---------------------------------------------------------------------------------------------------------

Kenneth D. Gibbons        2,000           66.7%           $25.30         12/16/08    $13,980    $30,900
Cynthia D. Borck            500           16.7%           $25.30         12/16/08    $ 3,495    $ 7,725
Marsha A. Mongeon           250            8.3%           $25.30         12/16/08    $ 1,748    $ 3,863

--------------------
<F1>  Represents the closing price of the Company's common stock on the date of grant (December 17, 2003) as reported on AMEX.

                   (footnotes continued on following page)




<F2>  All options listed in the table (i) were granted on December 17,
      2003; (ii) are subject to a one year vesting period before they become exercisable; and (iii) have a five year term and are subject to early termination following the optionholder's termination of employment during the option period.
<F3>  Represents the hypothetical value that may be realized by the optionholder (hypothetical market price less the exercise price) assuming (i) a beginning per share market value of $25.30 for the Company's common stock, (ii) the market price increases annually at the stated rates and (iii) the option is held to its full term (5 years) before exercise.

                            --------------------

In assessing the grant date values in the above table, readers should keep in mind that no matter what theoretical value is placed on a stock option on the date of grant, its ultimate value will be dependent on the market value of the Company's stock at a future date and that value will in large part depend, in turn, on the efforts of the Company's management team.

The following table shows certain information about the exercise of incentive stock options in 2003 and the year-end values of outstanding options held by the executive officers named in the summary compensation table. All option and share amounts in the table have been restated to reflect the 3-for-2 stock split effective in August, 2003.

            Aggregated Option/SAR Exercises in Last Fiscal Year,
                        and FY-End Option/SAR Values


                                                               Number of       Value of Unexercised
                       Number of                              Unexercised          In-the-Money
                         Shares                             Options/SARs at        Options/SARs
                       Underlying                             FY-End (2)             at FY-End
                      Options/SARs                           Exercisable/          Exercisable/
       Name            Exercised      Value Realized (1)     Unexercisable      Unexercisable (2)
---------------------------------------------------------------------------------------------------

Kenneth D. Gibbons        3,000            $24,180            9,000/2,000        $112,530/$2,300
Cynthia D. Borck          1,250            $12,322             1,000/500           $11,323/$575
Marsha A. Mongeon           375            $ 3,611               0/250               $0/$288

--------------------
<F1>  Represents the difference between the aggregate option exercise price and the closing price of the Company's common stock on the date of exercise as reported on AMEX.
<F2>  Year-end values are based on the closing price of the Company's common stock on December 31, 2003 as reported on AMEX ($26.45 per share), less the applicable option exercise price. All of the stock options were in-the-money as of December 31, 2003.

Union Bankshares, Inc. Deferred Compensation Plan. The Company has in effect a nonqualified deferred compensation plan for directors and executive officers under which participants are able to defer receipt of directors fees, salary or bonus. Participation in the plan is limited to current participants, which include two of the Company's current outside directors and the three executive officers named in the summary compensation table. Deferred compensation benefits are calculated based on the amount deferred, earnings on deferrals and the length of the deferral period. Payments are generally made in 15 annual installments beginning after age 55, or on a later date specified by the participant. Payment in a lump sum is possible in some circumstances. Amounts deferred and benefit accruals under the plan represent a general unsecured obligation of the Company, and no assets of the Company have been segregated to meet its obligations under the plan. However, the Company has purchased life insurance to fund substantially all of the benefit payments under the plan.

Union Bank Defined Benefit Pension Plan. Union Bank maintains a non-contributory defined benefit pension plan. All eligible employees of Union Bank join the plan upon completing at least 1,000 hours of service in a consecutive twelve-month period. An employee generally becomes 100% vested in the pension plan after 7 years. Benefits begin on retirement after age 65, although early retirement may be taken after age 55, with an actuarially reduced benefit.

Effective January 1, 2004, employees of Union Bank who were formerly employees of Citizens became eligible to participate in the Union Bank Defined Benefit Pension Plan, with credit for years of service with Citizens.

The following table shows estimated annual pension benefits payable to an employee of Union Bank under the pension plan upon retirement at age 65 in 2004 under the most advantageous plan provisions available for various assumed levels of compensation and years of service. Benefit calculations are subject to the limitations under the Internal Revenue Code on the amount of the compensation that may be considered in such calculations ($205,000 for 2004) and on the amount of the annual benefit payable under the plan ($165,000 for 2004). The amounts shown in this table (i) are calculated on the basis of a straight-life annuity and upon certain other assumptions regarding Social Security benefits and compensation trends, and
(ii) assume that the individual retires at age 65 during 2004. Covered compensation for purposes of the benefit calculations includes salary and cash bonuses, but not other forms of compensation.


      Assumed Average
       3-year Annual
       Compensation                  Years of Service
      ------------------------------------------------------------
                            5          10         15         20
                         -----------------------------------------

          $ 15,000       $ 1,500    $ 3,000    $ 4,500    $  6,000
          $ 25,000       $ 2,500    $ 5,000    $ 7,500    $ 10,000
          $ 35,000       $ 3,500    $ 7,000    $10,500    $ 14,000
          $ 45,000       $ 4,500    $ 9,000    $13,500    $ 18,000
          $ 55,000       $ 5,783    $11,566    $17,349    $ 23,133
          $ 65,000       $ 7,108    $14,216    $21,324    $ 28,433
          $ 75,000       $ 8,433    $16,866    $25,299    $ 33,733
          $ 85,000       $ 9,758    $19,516    $29,274    $ 39,033
          $ 95,000       $11,083    $22,166    $33,249    $ 44,333
          $105,000       $12,408    $24,816    $37,224    $ 49,633
          $125,000       $15,058    $30,116    $45,174    $ 60,233
          $150,000       $18,370    $36,741    $55,112    $ 73,483
          $175,000       $21,683    $43,366    $65,049    $ 86,733
          $200,000       $24,995    $49,991    $74,987    $ 99,983
          $225,000       $25,216    $50,433    $75,649    $100,866
          $250,000       $25,216    $50,433    $75,649    $100,866

As of December 31, 2003, credited service under the Company's Defined Benefit Pension Plan for each of the executive officers named in the summary compensation table were as follows: Mr. Gibbons, 20 years; Ms. Borck, 16 years; and Ms. Mongeon, 14 years.

Union Bank 401(k) and Profit Sharing Plan. Union Bank maintains a contributory, tax-qualified Employee Savings (401(k)) Plan covering all employees who meet certain eligibility requirements. Participants may elect to contribute up to a specified percentage of eligible compensation to their

401(k) plan account on a tax deferred basis. The plan provides for matching contributions by Union Bank, in the sole discretion of the Bank's Board of Directors. During each of the years 2003, 2002 and 2001, Union Bank made a discretionary 401(k) matching contribution of fifty cents for every dollar of compensation deferred by a participant, up to 6% of each participant's eligible compensation. Discretionary matching contributions made for the account of the Company's three executive officers during the preceding three calendar years are shown in the summary compensation table and footnotes. Although the plan also contains a discretionary profit sharing component, to date Union Bank has not elected to make a profit sharing contribution under the plan.

Prior to its merger into Union Bank in May, 2003, Citizens maintained a tax-qualified Savings and Retirement Plan covering all employees who met certain eligibility requirements. Participants could elect to contribute up to a specified percentage of eligible compensation to their 401(k) plan account on a tax-deferred basis. Like the Union Bank Plan, the Citizens plan provided for matching employer contributions and included features of a profit sharing plan. Upon Citizens' merger into Union Bank, Union Bank assumed the obligations of Citizens under the plan. Effective January 1, 2004, the Citizens plan was merged into the Union Bank 401(k) and Profit Sharing Plan. None of the executive officers listed in the summary compensation table participated in the Citizens plan.

Union Bank Discretionary Bonus Payments. Union Bank's Board of Directors has ordinarily paid to Mr. Gibbons each year, after the first two quarters of operations, a discretionary cash bonus of approximately 1% of Union Bank's net income for such period. This bonus was paid to Mr. Gibbons in each of the past three years. In January, 2003, six executive officers of Union Bank, including Ms. Borck and Ms. Mongeon (but not including Mr. Gibbons) received a discretionary cash bonus of varying amounts, as determined by the Board of Union Bank, upon recommendation of the Compensation Committee. In addition, Union Bank's Board has ordinarily paid a discretionary annual cash bonus to all employees each year (including Mr. Gibbons, Ms. Borck and Ms. Mongeon) equal to a percentage of base compensation. The applicable percentage for 2002 and 2001 staff bonuses was 3% and for 2003 was 3.5%. All of these discretionary payments have been a matter of Board practice and are not embodied in any formal written plan. The Union Bank Board may, in its discretion and at any time, discontinue some or all of these bonus payment practices or modify them in any way, including changing the manner in which bonuses are calculated or time or manner of payment, and changing the persons or categories of persons to whom the bonuses are paid. Discretionary cash bonuses paid to the Company's three executive officers during the preceding three calendar years are shown in the summary compensation table and footnotes.

Other Employee Benefit Plans. Except as described in this proxy statement, neither the Company nor Union Bank maintains any special employee benefit plans or arrangements for their senior management. However, such individuals do participate in the Company's medical, dental, life, accidental death, disability, and salary continuation insurance plans, all of which are available to Union Bank's officers and employees generally.

                            INDEPENDENT AUDITORS

The independent certified public accounting firm of Urbach Kahn & Werlin LLP ("UKW") served as the Company's external auditors for 2003 and the Audit Committee has selected UKW as the Company's external auditors for 2004. A representative of UKW will be present at the annual meeting and will be given the opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

UKW has a continuing relationship with Urbach Kahn & Werlin Advisors, Inc. ("Advisors") from which it leases staff who are full time permanent employees of Advisors and through which UKW's partners provide non-audit services. The services referred to in the table below under "Tax" were provided to the Company by Advisors. As a result of UKW's arrangement with Advisors, UKW has no full time employees and, therefore, all of the services referred to in the table below under "Audit" and "Audit Related" were performed for the Company by UKW through permanent, full time employees of Advisors leased to UKW. UKW manages and supervises the audit engagement and the audit staff and is exclusively responsible for the reports rendered in connection with its audit of the Company's 2002 and 2003 consolidated financial statements.

Audit Fees

Aggregate fees for professional services rendered to the Company by UKW and/or Advisors for the years ended December 31, 2003 and 2002 were as follows:


            Services Provided      2003       2002
            ---------------------------------------

            Audit                $54,000    $54,000
            Audit Related         18,685      6,800
            Tax                    8,560      8,560
            All Other                  0          0
                                 ------------------
            Total                $81,245    $69,360

The Audit fees for 2003 and 2002 were for the audits of the annual consolidated financial statements of the Company included in the Company's annual report on form 10-K and review of quarterly financial statements included in the Company's quarterly reports on Form 10-Q, filed with the SEC.

The Audit Related fees for 2003 and 2002 were for assurance and related services relating to Union Bank's trust operations. Audit related fees for 2003 also include fees paid for assistance related to the merger of the Company's subsidiary banks, assistance relating to implementation of various provisions of the Sarbanes-Oxley Act of 2002 and assistance in connection with the 3-for-2 stock split in August, 2003.

Tax fees for 2003 and 2002 were for services related to tax compliance, including the preparation of tax returns, review of estimates, consulting and tax planning and tax advice.

Audit Committee Pre-Approval Guidelines

All 2003 and 2002 audit and non-audit services provided by UKW were approved by the Audit Committee. The Audit Committee has adopted Pre-Approval Guidelines relating to the provision of audit and non-audit services by the Company's external auditors. Under these Guidelines, the Audit Committee pre-approves both the type of services to be provided by the external auditor and the estimated fees related to these services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditor. The services and fees must be compatible with the maintenance of the auditor's independence, including compliance with SEC rules and regulations.

In order to ensure timely review and approval, the Committee has delegated to the Chair of the Committee the authority to amend or modify the list of pre-approved services and fees, subject to prompt reporting to the full Committee of action taken pursuant to such delegated authority.

A copy of the Pre-Approval Guidelines is attached to this proxy statement as Appendix B.

                            SHAREHOLDER PROPOSALS

Under the rules and regulations of the SEC, management of the Company will be permitted to use its discretionary authority conferred in the proxy card for the annual meeting to vote on a shareholder proposal even if the proposal has not been discussed in the Company's proxy statement, unless the shareholder-proponent has given timely notice to the Company of his or her intention to present the proposal at the meeting. In order to be considered timely for consideration at the 2005 annual meeting, the shareholder-proponent must have furnished written notice to the Company of the proposal no later than March 7, 2005.

If a shareholder seeks to have his or her proposal included in the Company's proxy materials for the annual meeting, the notification deadline is earlier than noted in the preceding paragraph. In order to be eligible for inclusion in the Company's proxy material for the 2005 annual meeting, shareholder proposals must be submitted in writing to the Secretary of the Company no later than December 19, 2004 and must comply in all respects with applicable rules and regulations of the SEC relating to such inclusion. Any such proposal will be omitted from or included in the proxy material at the discretion of the Board of Directors, subject to such rules and regulations.

                                OTHER MATTERS

As of the date of this proxy statement, management knows of no business expected to be presented for action at the annual meeting, except as set forth above. If, however, any other business should properly come before the meeting, the persons named in the enclosed proxy form will vote in accordance with the recommendations of management.

Union Bankshares, Inc.
Morrisville, Vermont

                                                                 APPENDIX A

                            Union Bankshares, Inc
                           Audit Committee Charter

PURPOSE

The Audit Committee shall assist the Board of Directors with its oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications and independence, and (iv) the performance of the Company's internal audit function and independent auditors.

Although the Committee has the oversight responsibilities and powers set forth in this Charter, it does not have a duty to prepare financial statements, to conduct audits, or determine that the Company's financial statements and disclosures are complete and accurate and in accordance with Generally Accepted Accounting Principles (GAAP) or laws and regulations. Those are the duties and responsibilities of management and the independent auditors.

COMPOSITION

The Audit Committee shall consist of at least three directors appointed annually by a resolution passed by a majority of the Board of Directors and each of whom shall satisfy the independence and qualification requirements established by the Securities and Exchange Commission (SEC) and the American Stock Exchange (AMEX). At least one member of the Committee shall qualify as a "financial expert" within the meaning of SEC Rule 10A 3. The Committee shall meet at least quarterly, or more frequently as necessary, shall keep minutes of its proceedings, and shall report regularly to the Board of Directors.

DUTIES AND RESPONSIBILITIES

In carrying out its purposes, the Committee shall have the following duties, responsibilities and authority:

Financial Reporting

* Review with management and the independent auditor the Company's Form 10-K prior to filing with the SEC, including the annual financial statements and disclosures contained therein, as well as any certification, report, opinion or review rendered by management or the independent auditor in connection with the foregoing.

* Review with management and the independent auditor the Company's quarterly report on Form 10-Q prior to filing with the SEC, including the financial statements and disclosures contained therein, as well as any certification, report, opinion or review rendered by management or the independent auditor in connection with the preparation and certification of the foregoing.

* Prepare the report that is required of the Committee by the rules of the SEC to be included in the Company's annual proxy statement.

* Prior to filing the Company's annual report with the SEC, review with the independent auditor (i) critical accounting and financial reporting policies and practices used by the Company; (ii) alternative treatments of financial information as permitted by Generally Accepted Accounting principles (GAAP) that have been discussed with the management of the Company, including the ramifications of such alternative treatments and the proper disclosure thereof, as well as any treatment of such financial information that may have been preferred by the independent auditors and (iii) other material written communications between the independent auditor and management.

* Meet separately, at least annually, or more frequently as appropriate, with management, the internal auditor, and the external auditor.

The Independent Auditor

* Appoint, compensate and oversee the work of the independent auditor for the Company in connection with the preparation and issuance of any audit report or related work including a review of the proposed scope of such work; and review and resolve any disputes between management and the independent auditor. The Committee shall also have the authority to terminate the engagement of the independent auditor as it deems necessary or appropriate. The independent auditor shall report directly to the Audit Committee.

* Serve as the channel of communication between the independent auditor and the Board.

* Review the qualifications and performance of the independent auditor, and evaluate the independence of the independent auditor, including any potential conflicts of interest that may exist between the Company and the independent auditor. The Committee shall obtain annually a written statement from the independent auditor consistent with Independence Standards Board Standard 1 disclosing all relationships with, and services provided to, the Company by the independent auditor and/or its affiliates. The Committee will discuss such relationships with the independent auditor and take appropriate actions where needed.

* The Bank shall have policies governing the hiring of individuals who are or have been a part of the independent audit engagement team.

* Review any significant written communication between the management of the Company and the independent auditor including, without limitation, the independent auditor's observation on internal control matters, management letters, and schedule of unadjusted differences, if any, or any other audit problems or difficulties as well as management's response.

* Pre-approve any non-audit services performed on behalf of the Company by the independent auditor that are not prohibited by law or regulation and ensure that such services are properly disclosed by the Company.

Internal Audit

* Oversee the selection of the internal auditor and review his/her performance and compensation annually. The internal auditor shall report functionally to the Committee and administratively to the Chief Executive Officer.

*   Oversee the internal audit department's staffing, training, and budget.

* Annually review and approve the internal audit plan and any material changes to audit methodology.

* Review significant findings of the internal audit department, and management's responses to those findings, including the risk attributed to unresolved issues.

Internal Controls and Procedures

* Annually review with management and the independent auditor, the basis for disclosures made in the annual report to stockholders regarding the control environment of the Company.

* At least annually consider, in consultation with management, the independent auditor, and the internal auditor, the adequacy of the Company's internal controls including the resolution of identified material weaknesses and reportable conditions, if any.

* Review deficiencies, if any, identified by management in the design and operation of internal controls which may be referred to in the Chief Executive Officer and Chief Financial Officer certifications required by the Sarbanes-Oxley Act of 2002.

* Periodically, as appropriate, review policies and procedures with respect to risk assessment and risk management.

Other Duties

* Establish and ensure that procedures are in place for (i) the receipt, retention and treatment of complaints received by the Company from any source, either internally or externally, in connection with any accounting, internal accounting controls, or audit matters, and (ii) the submission by employees of the Company, on a confidential and anonymous basis, of communications involving any employee concerns regarding questionable accounting or auditing matters.

*   Review any related party transactions, as required by AMEX rules.

* Annually review the adequacy of this Charter and recommend any proposed changes to the Board for approval.

* The Committee shall have such other duties as the Board may delegate to the Committee from time to time.

RESOURCES AND AUTHORITY

The Committee shall also have the authority to direct an investigation into any matter related to the Company's business and affairs. The Committee may also retain without approval from the Board or management its own outside counsel and any other advisors that the Committee deems necessary in connection with carrying out its duties. This does not preclude advice from internal counsel or the Company's outside counsel. The Committee shall determine, in its sole discretion, the level of funding to compensate the independent auditor and any counsel or advisor employed by the Committee and the Company shall be obligated to make such funding available.

                                                                 APPENDIX B

          GUIDELINES OF THE UNION BANKSHARES, INC. AUDIT COMMITTEE
                 FOR PRE-APPROVAL OF AUDIT RELATED SERVICES
                           AND NON-AUDIT SERVICES

All audit services must be approved in advance by the Audit Committee. That approval will generally occur as part of the annual engagement process for selection of the Company's external auditor, which will include a detailed description of the scope of the proposed audit services and cost of such services. This Policy is intended to provide pre-approval by the Audit Committee of the performance of certain audit-related and non-audit services by the Company's external auditors.

The Audit Committee has adopted the following guidelines regarding the engagement of the Company's independent auditor to perform audit-related and non-audit services for the Company:

At least annually, the Internal Auditor, in conjunction with Company management, will submit to the Committee for approval a detailed list of any audit-related and non-audit services that it recommends the Committee engage the independent auditor to provide for the fiscal year ("Covered Services"). The description of each Covered Service on the list will contain sufficient detail and be supported by sufficient documentation to establish clearly the nature and scope of the service. No service listed in Appendix 1 may be performed by the independent auditor.

In addition to a detailed description of the services to be provided, the list of Covered Services will also contain or be accompanied by a budget estimating the cost of each Covered Service and the aggregate estimated cost for all Covered Services for the fiscal year. Both the list of Covered Services and the budget for such Services will require approval by the Committee. The Internal Auditor will regularly inform the Committee as to the Covered Services actually provided by the independent auditor pursuant to this pre-approval process and on the comparison of actual expenditures to budget for such services.

To ensure prompt handling of unexpected matters, the Committee delegates to the Chair the authority to amend or modify the list of pre-approved Covered Services and fees. The Chair will report to the Committee at the next Committee meeting any action taken under delegated authority.

Neither the Chair nor the Committee will delegate any authority to the Company's management to modify the list of Covered Services, nor to approve or pre-approve any new or additional categories of audit-related or non-audit services.

Any audit-related or non-audit services not pre-approved by the Committee under the process outlined above must be separately approved by the Committee in advance and must be otherwise permissible under applicable law. Requests or applications to provide services that require separate approval by the Committee must be submitted to the Committee by both the independent auditor and the Company's management and must include a joint statement as to whether, in their view, the request or application is consistent with applicable rules on auditor independence.

The independent auditor and management must ensure that all audit-related and non-audit services provided to the Company have been approved by the Committee.

                                 APPENDIX 1

                        PROHIBITED NON-AUDIT SERVICES

Prohibited Non-Audit Services. The independent auditor may not provide any of the following services under any circumstances:

*   management functions;

*   human resources functions;

*   broker-dealer, investment adviser, or investment banking services;

*   legal services; and

*   expert services unrelated to the audit.

*   bookkeeping services;

*   financial information systems design and implementation;

* appraisal or valuation services, fairness opinions or contribution-in-kind reports;

*   actuarial services; and

*   internal audit outsourcing services.

                             PLEASE DETACH HERE

                                    PROXY
                           UNION BANKSHARES, INC.
                       ANNUAL MEETING OF SHAREHOLDERS
                                MAY 19, 2004

The undersigned hereby appoints JoAnn Tallman and David Silverman, and each of them individually, as his or her lawful agents and proxies with full power of substitution in each, to vote all of the common stock of Union Bankshares, Inc. that the undersigned is (are) entitled to vote at the Annual Meeting of the Shareholders to be held at the offices of Union Bank, 20 Lower Main Street, Morrisville, Vermont on Wednesday, May 19, 2004, at 3:00 p.m., local time, and at any adjournment thereof.

1. TO FIX THE NUMBER OF DIRECTORS AT EIGHT (OR SUCH LESSER NUMBER AS CIRCUMSTANCES MAY WARRANT) FOR THE ENSUING YEAR AND TO ELECT THE NOMINEES LISTED BELOW.
                [ ]  FOR      [ ]  AGAINST      [ ]  ABSTAIN

      INSTRUCTION: To withhold authority to vote for any individual nominee while voting in favor of the others, strike a line through the nominee's name in the list below:

       Cynthia D. Borck         Franklin G. Hovey, II    Richard C. Sargent
       William T. Costa, Jr.    Richard C. Marron        John H. Steel
       Kenneth D. Gibbons       Robert P. Rollins

               (All terms expire at the next annual meeting.)

In their discretion, the persons named as Proxies are authorized to vote upon such other business as may properly come before the meeting. If any such business is presented, it is the intention of the proxies to vote the shares represented hereby in accordance with the recommendations of management.
                 (continued, and to be signed on other side)

                             PLEASE DETACH HERE

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. THE BOARD RECOMMENDS A VOTE "FOR" ARTICLE 1. SHARES WILL BE VOTED AS SPECIFIED. IF THE PROXY IS SIGNED AND DATED, BUT NO VOTING SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF ARTICLE 1.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD IN THE SPACE PROVIDED AND RETURN IT IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.

_____ I/we plan to attend in person.
      (Number of persons attending: _____)    Dated:_________________, 2004
_____ I/we do not plan to attend in person.   Please sign exactly as your
                                              name(s) appear(s) on this proxy
                                              card. If shares are held jointly,
                                              both holders should sign. When
                                              signing as attorney, executor,
                                              administrator, trustee, guardian,
                                              or representative capacity,
                                              please give full title as such.
                                              If a corporation, please sign in
                                              full corporate name by president
                                              or other authorized officer. If a
                                              partnership or entity, please
                                              sign in partnership or entity
                                              name by authorized person.

                                              ________________________________
                                              Signature

                                              ________________________________
                                              Signature if held jointly